Exhibit (d)(10)

PROTECTIVE LIFE INSURANCE COMPANY            P. O. BOX 1928                BIRMINGHAM, ALABAMA 35282-8238

INVESTMENT OPTIONS TABLE for the Protected Lifetime Income Benefit Rider (as of the Rider Effective Date)

Permissible Investment Options Before the Benefit Election Date
(See Page 2 for Permissible Investment Options On and After the Benefit Election Date)

Protective Life Guaranteed Account
DCA Accounts 1 and 2 are available for Purchase Payments designated for dollar cost averaging. The Rider’s Contract allocation restrictions then in effect apply upon transfer of such funds from a DCA Account to the Variable Account. The Fixed Account is not available for allocation.

Protective Life Pre-Selected Allocation Options
Balanced Growth & Income – Domestic Focus
Balanced Growth & Income – Global Focus
Balanced toward Growth
Growth Focus

Allocation by Investment Category (“AIC”) Options (Sub-Accounts of the Protective Variable Annuity Separate Account)

Category 1 – Conservative	Category 2 – Moderate
American Funds® IS Capital World Bond Class 2	American Funds® IS American High-Income Class 2
American Funds® IS The Bond Fund of America Class 2	American Funds® IS Asset Allocation Class 2
American Funds® IS U.S. Government Securities Class 4	American Funds® IS Capital Income Builder Class 2
Columbia VP Limited Duration Credit Fund Class 2	BlackRock 60/40 Target Allocation ETF V.I. Fund Class III
Fidelity VIP Bond Index Service Class 2	BlackRock Global Allocation V.I. Fund Class III
Fidelity VIP Investment Grade Bond Portfolio Service Class 2	Columbia VP Balanced Fund Class 2
Goldman Sachs VIT Core Fixed Income Fund Service Shares	Columbia VP Emerging Markets Bond Class 2
Invesco V.I. Government Securities Fund Series II	Columbia VP Strategic Income Fund Class 2
Invesco V.I. U.S. Government Money Portfolio Series I	Fidelity VIP Asset Manager Portfolio Service Class 2
Lord Abbett Series Short Duration Income Portfolio VC Shares	Fidelity VIP Asset Manager Growth Portfolio Service Class 2
PIMCO VIT Low Duration Portfolio Advisor Class	Fidelity VIP Balanced Portfolio Service Class 2
PIMCO VIT Real Return Portfolio Advisor Class	Fidelity VIP FundsManager 60% Service Class 2
PIMCO VIT Short-Term Portfolio Advisor Class	Franklin Income VIP Fund Class 2
PIMCO VIT Total Return Portfolio Advisor Class	Invesco V.I. Conservative Balanced Fund Series II
Lord Abbett Series Bond Debenture Portfolio VC Shares
T. Rowe Price Moderate Allocation Class I

Permissible allocation percentages and other Contract allocation restrictions are shown in the Rider Schedule at the beginning of this Rider.

ICC22-VDA-P-6065

SecurePay Income 2/23

Category 3 – Aggressive	Category 4 – Not Permitted
AB VPS Growth and Income Portfolio Class B	AB VPS Small Cap Growth Portfolio Class B
AB VPS Large Cap Growth Portfolio Class B	AB VPS Small/Mid Cap Value Portfolio Class B
American Funds® IS Capital World Growth and Income Fund Class 2	American Funds® IS New World Fund Class 4
American Funds® IS Global Growth Fund Class 2	ClearBridge Variable Mid Cap Portfolio Class II
American Funds® IS Global Small Capitalization Fund Class 2	ClearBridge Variable Small Cap Growth Portfolio Class II
American Funds® IS Growth Fund Class 2	Columbia VP Select Mid Cap Value Fund Class 2
American Funds® IS Growth-Income Fund Class 2	Fidelity VIP Energy Portfolio Service Class 2
American Funds® IS International Fund Class 2	Fidelity VIP Extended Market Index Service Class 2
American Funds® IS International Growth and Income Fund Class 2	Fidelity VIP Mid Cap Service Class 2
American Funds® IS Washington Mutual Investors Fund Class 2	Fidelity VIP Technology Initial Class
BlackRock International Fund Class I	Fidelity VIP Utilities Initial Class
Fidelity VIP Contrafund Portfolio Service Class 2	Fidelity VIP Value Strategies Service Class 2
Fidelity VIP FundsManager 85% Portfolio Service Class 2	Franklin DynaTech VIP Fund Class 2
Fidelity VIP Health Care Portfolio Service Class 2	Franklin Small Cap Value VIP Fund Class 2
Fidelity VIP Index 500 Portfolio Service Class 2	Franklin Small-Mid Cap Growth VIP Fund Class 2
Fidelity VIP International Index Portfolio Service Class 2	Invesco V.I. Comstock Fund Series II
Fidelity VIP Total Market Index Portfolio Service Class 2	Invesco V.I. Discovery Mid Cap Growth Fund Series II
Franklin Rising Dividends VIP Fund Class 2	Invesco V.I. Global Fund Series II
Goldman Sachs VIT Mid Cap Growth Fund Service Shares	Invesco V.I. Global Real Estate Fund Series II
Goldman Sachs VIT Strategic Growth Fund Service Shares	Invesco V.I. Growth and Income Fund Series II
Invesco V.I. Equity and Income Fund Series II	Invesco V.I. Main Street Small Cap Fund Series II
Lord Abbett Series Dividend Growth Portfolio VC Shares	Invesco V.I. Small Cap Equity Fund Series II
T. Rowe Price Blue Chip Growth Portfolio Class II	Lord Abbett Series Growth Opportunities Portfolio VC Shares
T. Rowe Price All-Cap Opportunities Portfolio Class I
T. Rowe Price Health Sciences Portfolio Class II
Templeton Developing Markets VIP Fund Class 2

Permissible Investment Options On and After the Benefit Election Date
(See Page 1 for Permissible Investment Options Before the Benefit Election Date)

Protective Life Guaranteed Account
DCA Accounts 1 and 2 are available for Purchase Payments designated for dollar cost averaging. The Rider’s Contract allocation restrictions then in effect apply upon transfer of such funds from a DCA Account to the Variable Account. The Fixed Account is not available for allocation.

Protective Life Pre-Selected Allocation Options
Balanced Growth & Income – Domestic Focus
Balanced Growth & Income – Global Focus

Permissible allocation percentages and other Contract allocation restrictions are shown in the Rider Schedule at the beginning of this Rider.

ICC22-VDA-P-6065

SecurePay Income 2/23